AMERICAN CENTURION LIFE ASSURANCE COMPANY

                                POWER OF ATTORNEY


City of Albany

State of New York

Each of the undersigned, as a director and/or officer of American Centurion Life Assurance Company (ACL) on behalf of the below listed registrants previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:



                                                                          1933 Act          1940 Act
                                                                          Reg. Number       Reg. Number

ACL Variable Annuity Account 1                                            333-00041         811-07475
     Privileged Assets Select Annuity (PASA-NY)

ACL Variable Annuity Account 2                                            333-00519         811-07511
     ACL Personal Portfolio 2/
     ACL Personal Portfolio PlusSM (ACL-PLUS 2)


hereby constitutes and appoints Christine E. Harbron,  Eric L. Marhoun,  Timothy
S. Meehan, Mary Ellyn Minenko, Eileen J. Newhouse, James M. Odland, Teresa J. Rasmussen, Monica P. Vickman and H. Bernt von Ohlen or any one of them, as his/her attorney-in-fact and agent, to sign for him/her in his/her name, place and stead any and all filings, applications (including applications for exemptive relief), periodic reports, registration statements for existing or future products (with all exhibits and other documents required or desirable in connection therewith), other documents, and amendments thereto and to file such filings, applications periodic reports, registration statements, other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary states, and grants to any or all of them the full power and authority to do and perform each and every act required or necessary in connection therewith.


Dated the 25th day of April, 2001.

/s/ Gumer C. Alvero
    Gumer C. Alvero
    Director


/s/ Timothy V. Bechtold
    Timothy V. Bechtold
    Director, President and Chief Executive
    Officer


/s/ Maureen A. Buckley
    Maureen A. Buckley
    Director, Vice President, Chief Operating Officer
    and Consumer Affairs Officer


    ______________________
    Rodney P. Burwell
    Director


/s/ Robert R. Grew
    Robert R. Grew
    Director


/s/ Carol A. Holton
    Carol A. Holton
    Director


/s/ Jean B. Keffeler
    Jean B. Keffeler
    Director


/s/ Eric L. Marhoun
    Eric L. Marhoun
    Director, General Counsel and Secretary



/s/ Thomas R. McBurney
    Thomas R. McBurney
    Director


/s/ Edward J. Muhl
    Edward J. Muhl
    Director


/s/ Thomas V. Nicolosi
    Thomas V. Nicolosi
    Director


/s/ Stephen P. Norman
    Stephen P. Norman
    Director


/s/ Richard M. Starr
    Richard M. Starr
    Director


/s/ Philip C. Wentzel
    Philip C. Wentzel
    Vice President and Controller


/s/ Michael R. Woodward
    Michael R. Woodward
    Director


/s/ David L. Yowan
    David L. Yowan
    Vice President and Treasurer